SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASS OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Auxilium Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	23-3016883
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

160 West Germantown Pike, Norristown, Pennsylvania	19401
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this Form relates: 333-114685

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
n/a	n/a

Securities to be registered pursuant to Section 12(g) of the Exchange Act:

Common Stock, par value $0.01

Item 1.	Description of Registrant’s Securities to be Registered.

The Registrant is registering shares of Common Stock, par value $0.01 per share, pursuant to a Registration Statement on Form S-1, File No. 333-114685, as amended, that was originally filed with the Securities and Exchange Commission on April 21, 2004 (the “Registration Statement”). A description of the Common Stock to be registered hereunder is contained in the section entitled “Description of Capital Stock” in the prospectus forming a part of the Registration Statement, and is incorporated herein by reference. Such Registration Statement and all amendments to the Registration Statement, including any prospectus relating thereto filed subsequently pursuant to Rule 424(b) of the Securities Act of 1933, as amended, are hereby deemed to be incorporated by reference into this registration statement on Form 8-A.

Item 2.	Exhibits.

Each of the following exhibits to this registration statement has been filed as an exhibit to the Registration Statement (as defined above) and is incorporated herein by reference:

Exhibit Number	Description
3.1	Form of Restated Certificate of Incorporation of the Registrant to be effective upon the closing of the offering.

3.2	Form of By-laws of the Registrant to be effective upon the closing of the offering.

4.2	Third Amended and Restated Investors Rights Agreement, dated October 31, 2003, by and among the Registrant and the parties listed therein.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

AUXILIUM PHARMACEUTICALS, INC.

Date: July 16, 2004	By:	/s/ GERRI A. HENWOOD
Gerri A. Henwood, Chief Executive Officer